UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2023

FOXWAYNE ENTERPRISES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39891	85-3093926
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 Rockefeller Plaza, Suite 1039 New York, New York 10020
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 284-8938

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant to purchase one share of Class A common stock	FOXWU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	FOXW	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FOXWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement

As previously disclosed, on September 16, 2022, FoxWayne Enterprises Acquisition Corp., a Delaware corporation (“FoxWayne”), entered into an Agreement and Plan of Merger (“Merger Agreement”), by and among FoxWayne, Gotham Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of FoxWayne (“Merger Sub”), Clover Inc., a corporation organized under the laws of Ontario (“Clover”), and the stockholders’ representative.

On January 12, 2023, by mutual agreement, the parties entered into a letter agreement to terminate the Merger Agreement pursuant to Section 9.1(a) thereof. Except as otherwise set forth in the Merger Agreement, none of parties shall have any further liability thereunder.

Upon termination of the Merger Agreement, the Stockholder Support Agreement (as defined in the Merger Agreement), the Sponsor Support Agreement (as defined in the Merger Agreement) and the Parent Support Agreement (as defined in the Merger Agreement) terminated pursuant to their terms.

The foregoing summary of the letter agreement is qualified in its entirety by the text of the letter agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Merger Agreement, the Stockholder Support Agreement, the Sponsor Support Agreement and the Parent Support Agreement are qualified in their entirety by reference to the full text of the Merger Agreement, the form of Stockholder Support Agreement, the form of Sponsor Support Agreement and the form of Parent Support Agreement, copies of which were filed as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to the Current Report on Form 8-K filed by FoxWayne on September 20, 2022, which are incorporated herein by reference.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on the opinions and estimates of management of FoxWayne, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to a delay in or the failure to close a future potential business combination, the amount of redemptions, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals, industry trends, legislation or regulatory requirements and developments in the global economy as well as the public health crisis related to the coronavirus (COVID-19) pandemic and resulting significant negative effects to the global economy and significant volatility and disruption of financial markets, increased operating costs and the impact of government shutdowns. Additional information on these and other factors that may cause actual results and FoxWayne’s performance to differ materially is included in FoxWayne’s periodic reports ﬁled with the SEC. Copies of FoxWayne’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting FoxWayne. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and FoxWayne undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Letter Agreement, dated as of January 12, 2023, by and among FoxWayne, Merger Sub, Clover and the Stockholders’ Representative

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FoxWayne Enterprises Acquisition Corp.

Date: January 19, 2023	By:	/s/ Robb Knie
	Name:	Robb Knie
	Title:	Chief Executive Officer

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